Exhibit 4.2

Execution Version

5.353% SENIOR NOTES DUE 2030

5.749% SENIOR NOTES DUE 2035

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 18, 2024

among

HUNTINGTON INGALLS INDUSTRIES, INC.,

as the Issuer,

THE GUARANTORS PARTY HERETO,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

-i-

FIRST SUPPLEMENTAL INDENTURE, dated as of November 18, 2024 (this “First Supplemental Indenture”), by and among Huntington Ingalls Industries, Inc., a Delaware corporation (the “Issuer” or the “Company”), the Guarantors (as defined herein) listed on the signature pages hereto, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), under the Indenture, dated as of November 18, 2024, among the Issuer, the guarantors from time to time party thereto, and the Trustee (the “Base Indenture” and, together with this First Supplemental Indenture, the “Indenture”).

WHEREAS, the Issuer executed and delivered the Base Indenture to the Trustee to provide, among other things, for the future issuance of the Issuer’s Notes (as defined below) to be issued from time to time in one or more series as might be determined by the Issuer under the Base Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

WHEREAS, Section 2.03 of the Base Indenture provides for various matters with respect to any series of Notes issued under the Base Indenture to be established in an indenture supplemental to the Base Indenture;

WHEREAS, Section 8.01 of the Base Indenture provides for the Issuer and the Trustee to enter into a supplemental indenture to the Base Indenture to establish the form or terms of Notes of any series as permitted by Section 2.03 of the Base Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Issuer desires to provide for the establishment of two new series of Notes to be known as their 5.353% Senior Notes due 2030 (the “2030 Notes”) and their 5.749% Senior Notes due 2035 (the “2035 Notes” and, together with the 2030 Notes, the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture; and

WHEREAS, the Issuer has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make (i) this First Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Issuer and authenticated and delivered by the Trustee, the valid obligations of the Issuer, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form 2030 Note and the form 2035 Note, and substance of the 2030 Notes and the 2035 Notes, and the terms, provisions and conditions thereof, the Issuer and the Guarantors covenant and agree with the Trustee as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions. Unless the context otherwise requires:

(a) a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture unless the definition of such term is otherwise provided pursuant to this First Supplemental Indenture, in which case the definition in this First Supplemental Indenture shall govern solely with respect to the Notes;

(b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) unless stated otherwise, a reference to a Section or Article is to a Section or Article in this First Supplemental Indenture;

(e) headings are for convenience of reference only and do not affect interpretation; and

(f) the following terms have the meanings given to them in this Section 1.01(f):

“Additional 2030 Notes” means additional 2030 Notes constituting part of the same series as the 2030 Notes issued on the Issue Date having identical terms and conditions to the 2030 Notes, except with respect to issue date, issue price and interest prior to the first Interest Payment Date.

“Additional 2035 Notes” means additional 2035 Notes constituting part of the same series as the 2035 Notes issued on the Issue Date having identical terms and conditions to the 2035 Notes, except with respect to issue date, issue price and interest prior to the first Interest Payment Date.

“Additional Notes” means the Additional 2030 Notes and the Additional 2035 Notes.

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction that does not result in a Capital Lease, the present value (computed in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of:

(1) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated); and

(2) the Attributable Debt determined assuming no such termination.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be classified as a finance lease on the balance sheet of such Person.

“Capital Markets Debt” means any Debt consisting of bonds, debentures, notes or other similar debt securities in an aggregate principal amount outstanding equal to or greater than $200 million issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC or (c) a private placement to institutional investors. For the avoidance of doubt, the term “Capital Markets Debt” does not include any Debt under a Credit Agreement, Debt incurred in connection with a Sale and Leaseback Transaction, Debt incurred in the ordinary course of business of the Company, obligations under Capital Leases or recourse transfer of any financial asset or any other type of Debt incurred in a manner not customarily viewed as a “securities offering.”

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Certificated Note” means a Note in registered form without interest coupons and that is not a Global Security.

“Change of Control” means:

(1) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the merger of any Person with or into a Subsidiary of the Company if Capital Stock of the Company is issued in connection therewith, or the sale of all or substantially all the assets of the Company to another Person, unless holders of a majority of the aggregate voting power of the Voting Stock of the Company, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person;

(2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; or

(3) the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company (which shall include a parent company) and (b)(i) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (ii) no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such holding company immediately following such transaction.

“Change of Control Triggering Event” means, with respect to a series of notes, the occurrence of both a Change of Control and a Ratings Decline.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in the first paragraph of this First Supplemental Indenture or any successor obligor under the Indenture and the Notes pursuant to Article 9 of the Base Indenture.

“Consolidated Net Tangible Assets” of any Person means the aggregate amount of assets of such Person and its Subsidiaries after deducting therefrom (to the extent otherwise included therein) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual (as the case may be) consolidated balance sheet (prior to the relevant date of determination for which internal financial statements are available) of such Person and its Subsidiaries in accordance with GAAP.

“Credit Agreement” means the Second Amended and Restated Revolving Credit Agreement, dated September 17, 2024, among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and an issuing bank, and certain other issuing banks, together with any related documents (including any guarantee agreements), as such agreement may be amended, modified, supplemented, restated, extended, renewed, refinanced or replaced or substituted from time to time in one or more agreements or instruments (in each case with the same or new lender, group of lenders, investors, purchasers or other debtholders), including pursuant to any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Debt thereunder or increasing the amount loaned or issued thereunder.

“Credit Facility” means (i) any credit facility (including the Credit Agreement) with banks or other lenders providing for revolving credit loans or term loans providing for the Incurrence of Debt in an aggregate principal amount outstanding equal to or greater than $200 million, and (ii) any agreement that refinances any Debt Incurred under any agreement described in clause (i) or this clause (ii), including in each case any successor or replacement agreement or agreements.

“Debt” means, with respect to any Person, without duplication,

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person as lessee under Capital Leases; and

(4) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed.

“Default” means any event or condition which is, or with notice or lapse of time or both would become, an Event of Default.

“Domestic Subsidiary” means any Subsidiary formed under the laws of the United States of America or any jurisdiction thereof.

“Fitch” means Fitch Ratings Limited and its successors.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means (i) each Domestic Subsidiary of the Company in existence on the Issue Date that Guarantees any Debt under the Credit Agreement at such time and (ii) each Domestic Subsidiary that executes a supplemental indenture after the Issue Date in the form of Schedule II to the Base Indenture providing for the guaranty of the payment of the Notes, or any successor obligor under its Note Guarantee pursuant to Section 13.04 of the Base Indenture, in each case unless and until such Guarantor is released from its Note Guarantee pursuant to the Indenture.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates, (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices.

“Incur” means, with respect to any Debt, to incur, create, issue, assume or Guarantee such Debt. If any Person becomes a Subsidiary on any date after the Issue Date, the Debt of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Issue Date” means November 18, 2024.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease having substantially the same economic effect as any of the foregoing).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Notes” has the meaning assigned to such term in the Recitals.

“Note Guarantee” means the Guarantee of the Notes by a Guarantor pursuant to the Indenture.

“Offer to Purchase” has the meaning assigned to such term in Section 3.02.

“Officer” means the president, any vice president, the chief executive officer, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

“Par Call Date” has the meaning assigned to such term in Section 3.01.

“Permitted Liens” means

(1) Liens existing on the Issue Date not otherwise constituting Permitted Liens;

(2) Liens securing the Notes or any Note Guarantee;

(3) [reserved];

(4) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

(5) Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

(6) Liens in respect of taxes and other governmental assessments and charges;

(7) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof and Liens on cash deposits held to cash collateralize letters of credit or Liens in respect of cash in connection with the operation of cash management programs and Liens associated with the discounting or sale of letters of credit;

(8) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of the Company and its Subsidiaries;

(9) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(10) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

(11) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(12) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds;

(13) Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt of the Company or any Subsidiary, which may include Capital Leases, mortgage financings or purchase money obligations, Incurred on or after the Issue Date no later than 180 days after the date of purchase or completion of construction or improvement of property, plant or equipment for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach within 180 days after the date of such purchase or the completion of construction or improvement and do not extend to any other property of the Company and its Subsidiaries;

(14) Liens on property of a Person at the time such Person becomes a Subsidiary of the Company;

(15) mortgages on property to secure the payment of all or any part of the price of acquisition, construction or improvement of such property by the Company or a Subsidiary or to secure any Debt Incurred by the Company or a Subsidiary, prior to, at the time of, or within twelve months after the later of the acquisition or completion of such improvements or construction or the placing in operation of such property, which Debt is Incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property theretofore owned by the Company, or a Subsidiary, other than, in the case of any such construction or improvement, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;

(16) Liens securing Debt or other obligations of the Company or a Subsidiary to the Company or a Subsidiary;

(17) Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt for borrowed money that is secured by a Lien on the same property securing such Hedging Agreements;

(18) Liens in favor of customs or revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods incurred in the ordinary course of business;

(19) deposits in the ordinary course of business to secure liability to insurance carriers;

(20) any interest of title of an owner of equipment or inventory on a loan or consignment to the Company or any of its Subsidiaries and Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any Subsidiary in the ordinary course of business;

(21) Liens securing obligations for third party customer financing in the ordinary course of business;

(22) options, put, call and swap arrangements, rights of first refusal and similar rights relating to investments in joint ventures, limited liability companies, partnerships and the like permitted to be made under the Indenture;

(23) Liens deemed to exist in connection with investments in repurchase agreements; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreements;

(24) Liens on property necessary to defease Debt that was not Incurred in violation of the Indenture;

(25) extensions, renewals, amendments, refinancings or replacements of any Permitted Lien in connection with the refinancing of the obligations secured thereby, provided that (a) such Lien does not extend to any other property and the amount secured by such Lien is not increased (except in respect of premium, fees and expenses related to any such refinancing); (b) such extension, renewal, amendment, refinancing or replacement Lien may not secure Debt for borrowed money unless the original Lien secured Debt for borrowed money; and (c) if the original Lien was incurred pursuant to clause (27) of this definition of “Permitted Liens,” the Debt secured by such extension, renewal, amendment, refinancing or replacement Lien shall be deemed outstanding under clause (27), for purposes of measuring whether subsequent Incurrences under such clause may be permitted;

(26) mortgages on property of the Company or a Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages (including without limitation mortgages incurred in connection with pollution control, industrial revenue or similar financings); and

(27) other Liens; provided that the amount of outstanding Debt secured by Liens Incurred pursuant to this clause (27), when aggregated with the amount of Attributable Debt outstanding and Incurred in reliance on clause (5) of Section 4.03, does not exceed 15% of Consolidated Net Tangible Assets at the time any such Lien is granted.

“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned by the Company or any Restricted Subsidiary and located in the United States, the gross book value of which on the date as of which the determination is being made is an amount which exceeds 2% of Consolidated Net Tangible Assets, but not including any property financed through the issuance of any tax exempt governmental obligation, or any such manufacturing plant or warehouse or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and its Subsidiaries, considered as a single enterprise.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P and (2) if any of Fitch, Moody’s or S&P ceases to rate the applicable series of Notes or fails to make a rating of such Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Ratings Decline” means, with respect to a series of notes, the rating on such Notes is lowered by at least two of the three Rating Agencies and the Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, in any case on any day during the period (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a change of control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control; provided, however, that a ratings decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Ratings Decline) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Ratings Decline). The Trustee shall not be responsible for determination or monitoring whether or not a Ratings Decline has occurred.

“Regular Record Date” for the interest payable on any Interest Payment Date means the January 1 or July 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Restricted Subsidiary” means any of the Company’s Subsidiaries that directly or indirectly through ownership of any Subsidiary owns a Principal Property.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Sale and Leaseback Transaction” means an arrangement relating to property, plant or equipment now owned or hereafter acquired by the Company or a Subsidiary whereby the Company or a Subsidiary transfers such property to a Person and the Company or such Subsidiary leases it from such Person, other than (i) leases between the Company and a Subsidiary or between Subsidiaries or (ii) any such transaction entered into with respect to any property, plant or equipment or any improvements thereto at the time of, or within 180 days after, the acquisition or completion of construction of such property, plant or equipment or such improvements (or, if later, the commencement of commercial operation of any such property, plant or equipment), as the case may be, to finance the cost of such property, plant or equipment or such improvements, as the case may be.

“SEC” means the United States Securities and Exchange Commission.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of S&P Global Inc., and any successor to its rating business.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Treasury Rate” has the meaning assigned to such term in Section 3.01.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members, as applicable, of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary, a Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company and one or more Wholly Owned Subsidiaries (or a combination thereof).

Section 1.02. Other Definitions.

Term	Defined in Section
Base Indenture	Preamble
DTC	2.01
First Supplemental Indenture	Preamble
Event of Default	6.01
Indenture	Preamble
Issuer	Preamble
Par Call Date	3.01(b)
Remaining Life	3.01

Term	Defined in Section
Trustee	Preamble
2030 Notes	Preamble
2030 Notes Par Call Date	3.01(a)
2035 Notes	Preamble
2035 Notes Par Call Date	3.01(b)

ARTICLE 2

TERMS AND CONDITIONS OF THE NOTES

Section 2.01. Terms of the Notes. The following terms relating to the Notes are hereby established:

(a) Designation, Maturity and Principal Amount. There is hereby authorized (i) a series of Notes designated the “3.353% Senior Notes due 2030” initially offered in the aggregate principal amount of $500,000,000, which amount shall be as set forth in an authentication order for the authentication and delivery of such 2030 Notes pursuant to Section 2.04 of the Base Indenture and (ii) a series of Notes designated the “5.749% Senior Notes due 2035” initially offered in the aggregate principal amount of $500,000,000, which amount shall be as set forth in an authentication order for the authentication and delivery of such 2035 Notes pursuant to Section 2.04 of the Base Indenture.

(b) Form of the Notes.

(i) The 2030 Notes are to be substantially in the form of Exhibit A hereto. The 2030 Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Officer(s) of the Issuer executing the same may determine with the approval of the applicable agent.

(ii) The 2035 Notes are to be substantially in the form of Exhibit B hereto. The 2035 Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Officer(s) of the Issuer executing the same may determine with the approval of the applicable agent.

(c) Note Guarantee. The Notes of each series shall have the benefit of the Note Guarantee by the Guarantors executing this First Supplemental Indenture and future Guarantors pursuant to Section 4.04 hereof and Article 13 of the Base Indenture.

(d) Additional Notes.

(i) The Issuer may, without notice to or the consent of the Holders of the 2030 Notes, issue Additional 2030 Notes having identical terms and conditions as the 2030 Notes, except for the issue date, issue price and first Interest Payment Date, in an unlimited aggregate principal amount. Any such Additional 2030 Notes will be part of the same series as the 2030 Notes, and will be treated as one class with such series of 2030 Notes, including, without limitation, for purposes of voting and redemptions; provided, however, that if such Additional 2030 Notes are not fungible with the other 2030 Notes for U.S. federal income tax purposes, such Additional 2030 Notes shall not have the same “ISIN” or “CUSIP” number or other applicable identification number as the other 2030 Notes.

(ii) The Issuer may, without notice to or the consent of the Holders of the 2035 Notes, issue Additional 2035 Notes having identical terms and conditions as the 2035 Notes, except for the issue date, issue price and first Interest Payment Date, in an unlimited aggregate principal amount. Any such Additional 2035 Notes will be part of the same series as the 2035 Notes, and will be treated as one class with such series of 2035 Notes, including, without limitation, for purposes of voting and redemptions; provided, however, that if such Additional 2035 Notes are not fungible with the other 2035 Notes for U.S. federal income tax purposes, such Additional 2035 Notes shall not have the same “ISIN” or “CUSIP” number or other applicable identification number as the other 2035 Notes.

(e) Principal Payment. (i) The 2030 Notes will mature on January 15, 2030 and (ii) the 2035 Notes will mature on January 15, 2035.

(f) Interest Rate; Interest Payment Date; Computation of Interest.

(i) The 2030 Notes.

(A) The 2030 Notes will bear interest at the rate of 5.353% per annum from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date (or, in the case of Additional 2030 Notes, from date of issuance thereof) until the principal thereof becomes due and payable. The amount of interest payable for any period will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(B) Interest on the 2030 Notes is payable semi-annually in arrears on January 15 and July 15 of each year (each, an “Interest Payment Date”), commencing on July 15, 2025 (or such later first Interest Payment Date, in the case of Additional 2030 Notes), to the Person in whose name such 2030 Note is registered, at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on January 1 or July 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date, and at the foregoing respective rates on overdue principal. In the event that any Interest Payment Date is not a Business Day, then payment of the interest payable on such Interest Payment Date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the Interest Payment Date such payment was originally payable.

(ii) The 2035 Notes.

(A) The 2035 Notes will bear interest at the rate of 5.749% per annum from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date (or, in the case of Additional 2035 Notes, from date of issuance thereof) until the principal thereof becomes due and payable. The amount of interest payable for any period will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(B) Interest on the 2035 Notes is payable semi-annually in arrears on each Interest Payment Date, commencing on July 15, 2025 (or such later first Interest Payment Date, in the case of Additional 2035 Notes), to the Person in whose name such 2035 Note is registered, at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on January 1 or July 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date, and at the foregoing respective rates on overdue principal. In the event that any Interest Payment Date is not a Business Day, then payment of the interest payable on such Interest Payment Date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the Interest Payment Date such payment was originally payable.

(g) Place of Payment of Principal and Interest. Section 3.02 of the Base Indenture shall apply to the Notes of each series.

(h) Optional Redemption. The Notes of each series shall be redeemable at the redemption prices and on the terms set forth in Article 3 hereof. Except as otherwise provided in Article 3 hereof, redemption of the Notes of each series shall be made in accordance with the terms of Article 12 of the Base Indenture.

(i) Mandatory Redemption. Except as set forth in Section 4.05, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes of each series.

(j) Denominations. The Notes of each series shall be issuable only in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess of thereof.

(k) Acceleration. 100% of the principal amount of the Notes of the applicable series shall be payable upon declaration of acceleration of the Stated Maturity thereof.

(l) Currency of the Notes. The Notes of each series shall be denominated, and payment of principal and interest of the Notes of each series shall be payable in the currency of the United States of America.

(m) Currency of Payment. The principal of and interest on the Notes of each series shall be payable in U.S. dollars.

(n) Exchange or Conversion. The Notes of each series shall not be exchangeable for or convertible into the Common Stock of the Issuer or any other security.

(o) Global Form; Definitive Form. The 2030 Notes and the 2035 Notes shall each be issued initially in the form of one or more Global Securities, deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as herein provided. The 2030 Notes and the 2035 Notes may each be issued in definitive form pursuant to the terms of the Base Indenture.

(p) Trustee. U.S. Bank Trust Company, National Association shall initially act as Trustee for each series of Notes.

(q) Defeasance. Article 10 of the Base Indenture shall apply to the Notes of each series.

(r) Depositary. The Depositary for any Notes issued as Global Securities shall initially be The Depository Trust Company in The City of New York (“DTC”) (or any successor to DTC).

(s) Events of Default; Covenants. The Events of Default in Section 5.01 of the Base Indenture and the additional Events of Default set forth in Section 6.01 hereof and the covenants set forth in Article 3 of the Base Indenture and Article 4 hereof shall apply to the Notes of each series.

(t) Additional Terms. Other terms applicable to the Notes of each series are as otherwise provided for below.

Section 2.02. Execution and Authentication. The (i) 2030 Notes having an aggregate principal amount of $500,000,000 and (ii) 2035 Notes having an aggregate principal amount of $500,000,000, may, upon execution of this First Supplemental Indenture, be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes, upon receipt of an authentication order, signed by an Officer of the Issuer, without any further action by the Issuer, except as otherwise required by the Base Indenture.

ARTICLE 3

REDEMPTION OF THE NOTES

Section 3.01. Optional Redemption.

(a) The 2030 Notes

(i) Prior to December 15, 2029 (one month prior to the maturity date of the 2030 Notes) (the “2030 Notes Par Call Date”), the Issuer may redeem the 2030 Notes at its option, in whole or in part, at any time or from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(A) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2030 Notes matured on the 2030 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and

(B) 100% of the principal amount of the 2030 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

(ii) On or after the 2030 Notes Par Call Date, the Issuer may redeem the 2030 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2030 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

(b) The 2035 Notes

(i) Prior to October 15, 2034 (three months prior to the maturity date of the 2035 Notes) (the “2035 Notes Par Call Date” and, together with the 2030 Notes Par Call Date, the “Par Call Dates”), the Issuer may redeem the 2035 Notes at its option, in whole or in part, at any time or from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(A) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2035 Notes matured on the 2035 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and

(B) 100% of the principal amount of the 2035 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

(ii) On or after the 2035 Notes Par Call Date, the Issuer may redeem the 2035 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2035 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

(c) The following terms have the meanings given to them in this Section 3.01(c):

“Treasury Rate” means, with respect to any redemption date for any series of Notes, the yield determined by the Issuer in accordance with the following two paragraphs:

(i) The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

(ii) If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on such Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York

City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

(iii) The Issuer’s actions and determinations in determining the redemption price for the Notes of any series shall be conclusive and binding for all purposes, absent manifest error.

Section 3.02. Offer to Purchase.

(a) An “Offer to Purchase” means an offer by the Company to purchase Notes as required by Section 4.05. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders. The Company will notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. Such request shall be evidenced by an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.02(b).

(b) The offer must include or state the following as to the terms of the Offer to Purchase:

(1) the Offer to Purchase is being made pursuant to Section 4.05;

(2) that the Company is offering to purchase all outstanding Notes (the “purchase amount”);

(3) the purchase price, including the portion thereof representing accrued interest;

(4) an expiration date (the “expiration date”) not less than 15 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(5) a description of the transaction or transactions that constituted the requirement to make the Offer to Purchase;

(6) a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be equal to $2,000 principal amount or a higher multiple of $1,000 principal amount (provided, that any unpurchased portion of the Note must be in a minimum principal amount of $2,000);

(7) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(8) each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(9) interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

(10) on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

(11) Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(12) the Company will purchase all Notes duly tendered and not withdrawn pursuant to the Offer to Purchase;

(13) if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

(14) if any Note contains a CUSIP number, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) Prior to the purchase date, the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officer’s Certificate specifying which Notes have been accepted for purchase. On the purchase date, the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date; provided, that the Company has not defaulted in depositing the purchase price in accordance with the provisions hereof. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d) The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance, and the Company shall not be deemed to have breached its obligations under the Indenture or the Notes as a result of such compliance.

(e) In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes of any series accept an Offer to Purchase following a Change of Control Triggering Event and the Company purchases all of the Notes of such series held by such Holders, the Company will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Offer to Purchase described above, to redeem all of the Notes of such series that remain outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of Notes redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption, subject to the right of the Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to such date of redemption.

ARTICLE 4

COVENANTS

The following covenants will apply to the Notes in addition to the covenants in Article 3 of the Base Indenture:

Section 4.01. Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Subsidiary, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole; and provided further that this Section 4.01 does not prohibit any transaction otherwise permitted by Article 9 or Section 13.04 of the Base Indenture.

Section 4.02. Limitation on Liens.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Liens of any nature whatsoever that secure Debt on any Principal Property of the Company or any Restricted Subsidiary, or on shares of Capital Stock or Debt issued by any Restricted Subsidiary and owned by the Company or any Restricted Subsidiary, whether the Principal Property, shares of Capital Stock or Debt were owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing, substantially concurrently with or prior to the creation of such Lien, that the Notes (or, in the case of a Restricted Subsidiary that is a Guarantor, its Note Guarantee) are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes or any Note Guarantee, prior to) the obligations so secured for so long as such obligations are so secured.

(b) For purposes of determining compliance with this Section 4.02, (A) a Lien securing an item of Debt need not be permitted solely by reference to one category (or portion thereof) described in the definition of “Permitted Liens,” but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Debt (or any portion thereof) meets the criteria of one or more of the categories (or portions thereof) of Permitted Liens, the Company shall, in its sole discretion, divide, classify or reclassify, or later divide, classify, or reclassify, such Lien securing such item of Debt (or any portion thereof) in any manner that complies (based on circumstances existing at the time of such division, classification or reclassification) with this Section 4.02.

Section 4.03. Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(1) the Sale and Leaseback Transaction is solely with the Company or a Guarantor;

(2) the lease is for a period not in excess of 36 months, including renewals;

(3) the Company or such Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1) through (27) of the definition of “Permitted Liens,” without equally and ratably securing the Notes then outstanding under the Indenture, to create, Incur, issue, assume or Guarantee Debt secured by a Lien on such Principal Property in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction;

(4) the Company or such Subsidiary, within 360 days after the sale of such Principal Property in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the greater of (a) the net proceeds of the sale of such property or (b) the fair market value of such property to (i) the permanent retirement of the Notes, other Debt of the Company ranking equally in right of payment with the Notes or Debt of a non-Guarantor Subsidiary or (ii) the purchase of property; or

(5) the Attributable Debt of the Company and its Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the Issue Date (other than any such Sale and Leaseback Transaction as would be permitted as described in clauses (1) through (4) of this Section 4.03), plus the aggregate principal amount of Debt secured by Liens on properties then outstanding (not including any such Debt secured by Liens described in clauses (1) through (26) of the definition of “Permitted Liens”) which do not equally and ratably secure the outstanding Notes (or secure the outstanding Notes on a basis that is prior to other Debt secured thereby), would not exceed 15% of Consolidated Net Tangible Assets.

Section 4.04. Guarantees by Domestic Subsidiaries. Each Domestic Subsidiary that Guarantees any Debt under the Credit Agreement on the Issue Date shall guarantee the Notes in accordance with the terms of Article 13 of the Base Indenture. If any Wholly Owned Domestic Subsidiary Guarantees Debt under any Credit Facility or Capital Markets Debt after the Issue Date, such Wholly Owned Domestic Subsidiary shall guarantee the Notes pursuant to Article 13 of the Base Indenture. A Subsidiary required to provide a Note Guarantee shall execute a supplemental indenture in the form of Schedule II to the Base Indenture, and deliver an Opinion of Counsel to the Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by the Subsidiary and constitutes a valid and binding obligation of the Subsidiary, enforceable against the Subsidiary in accordance with its terms (subject to customary exceptions). Notwithstanding the foregoing, none of the Company’s current or future Foreign Subsidiaries or Subsidiaries that are designated as Unrestricted Subsidiaries under the Credit Agreement or that are Immaterial Subsidiaries (each as defined in the Credit Agreement) under the Credit Agreement shall be required to guarantee the Notes.

Section 4.05. Repurchase of Notes Upon a Change of Control Triggering Event. Not later than 30 days following a Change of Control Triggering Event or, at the Company’s option, prior to the consummation of any Change of Control but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company will make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest to, but excluding, the date of purchase.

The Company will not be required to make an Offer to Purchase upon a Change of Control Triggering Event if (i) a third party makes such Offer to Purchase contemporaneously with or upon a Change of Control Triggering Event in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption to the holders of the Notes has been given pursuant to the Indenture as described under Section 12.02 of the Base Indenture.

Section 4.06. Reports to Trustee.

(a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Subsidiaries and their performance under the Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.

(b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of a Default, an Officer’s Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

ARTICLE 5

DEFAULT AND REMEDIES

Section 5.01. Events of Default. In addition to the Events of Default set forth in Section 5.01 of the Base Indenture, each of the following is an “Event of Default” with respect to Notes of a series:

(1) (i) any failure to pay indebtedness for money the Company borrowed or guaranteed the payment of in an aggregate principal amount of at least $100 million at the later of Stated Maturity and the expiration of any related applicable grace period and such defaulted payment shall not have been made, waived or extended within 30 days or (ii) acceleration of the Stated Maturity of any indebtedness for money that the Company borrowed or guaranteed the payment of in an aggregate principal amount of at least $100 million, if such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days; provided, however, that, if the default under the instrument is cured by the Company, or waived by the holders of the indebtedness, in each case as permitted by the governing instrument, then the Event of Default under the Indenture caused by such default will be deemed likewise to be cured or waived; or

(2) any Note Guarantee of a Significant Subsidiary (or a group of Subsidiaries that would, taken together, be a Significant Subsidiary) ceases to be in full force and effect, other than in accordance the terms of the Indenture, or a Guarantor that is a Significant Subsidiary (or a group of Subsidiaries that would, taken together, be a Significant Subsidiary) denies or disaffirms its obligations under its Note Guarantee.

However, if an Event of Default under clauses (1) or (2) occurs and is continuing under the Indenture with respect to Notes of a series, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of such series then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest on the Notes of such series to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (1) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (1) shall be remedied or cured by the Company or a Significant Subsidiary of the Company or waived (and the related declaration of acceleration rescinded or annulled) by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect to the Notes and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

ARTICLE 6

GUARANTEES

Section 6.01. Release of Guarantee. With respect to the Notes, Section 13.06 of the Base Indenture is hereby amended by deleting Section 13.06(b) and replacing it with the following:

(b) upon the release or discharge of the Guarantee by such Guarantor of Debt under the Credit Agreement and each other Credit Facility to which it is a party or becomes a party after the Issue Date, other than a discharge through payment under such Guarantee, or

ARTICLE 7

MISCELLANEOUS

Section 7.01. Ratification of Base Indenture. The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 7.02. Governing Law; Waiver of Trial by Jury. This First Supplemental Indenture, including any Note Guarantee, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. Each of the Company, the Guarantors, the Trustee and the Holders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this First Supplemental Indenture, any Note Guarantee or the Notes.

Section 7.03. No Adverse Interpretation of Other Agreements. This First Supplemental Indenture may not be used to interpret another indenture (other than the Base Indenture) or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the First Supplemental Indenture (other than the Base Indenture).

Section 7.04. Successors. All agreements of the Company or any Guarantor in this First Supplemental Indenture and the Notes will bind its successors. All agreements of the Trustee in this First Supplemental Indenture will bind its successor.

Section 7.05. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile, email or other electronic format (i.e., “pdf,” “tif” “jpg” or other electronically imaged signatures, including, without limitation, DocuSign or AdobeSign) transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes. This First Supplemental Indenture, the Notes and any other document, certificate or opinion delivered in connection with this First Supplemental Indenture, or the issuance and delivery of Notes may be signed by or on behalf of the Company and the Trustee by manual, facsimile or pdf or other electronically imaged signature (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

Section 7.06. Separability. In case any provision in this First Supplemental Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 7.07. Patriot Act. The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties hereby agree that they shall provide the Trustee with such information as it may request including, but not limited to, each party’s name, physical address, tax identification number and other information that will help the Trustee identify and verify each party’s identity such as organizational documents, certificate of good standing, license to do business or other pertinent identifying information.

Section 7.08. Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

[Signature Pages Follow]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

ISSUER:

HUNTINGTON INGALLS INDUSTRIES, INC.

By:	/s/ D. R. Wyatt
Name: D. R. Wyatt
Title: Corporate Vice President and Treasurer

GUARANTORS:

COMMONWEALTH TECHNOLOGY INNOVATION LLC
ENLIGHTEN IT CONSULTING LLC
FLEET SERVICES HOLDING CORP.
HII FLEET SUPPORT GROUP LLC
HII MISSION TECHNOLOGIES CORP.
HII NUCLEAR INC.
HII SERVICES CORPORATION
HII TECHNICAL SOLUTIONS CORPORATION
HII TSD HOLDING COMPANY
HII UNMANNED SYSTEMS, INC.
HUNTINGTON INGALLS INCORPORATED
HUNTINGTON INGALLS INDUSTRIES ENERGY AND ENVIRONMENTAL SERVICES, INC.
HUNTINGTON INGALLS UNMANNED MARITIME SYSTEMS, INC.
NEWPORT NEWS NUCLEAR INC.

By:	/s/ D. R. Wyatt
Name: D. R. Wyatt
Title: Treasurer

[Signature Page to First Supplemental Indenture]

TRUSTEE:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Elizabeth A. Boyd
Name: Elizabeth A. Boyd
Title: Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, AND TRANSFERS OF PORTIONS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE PROVISIONS SET FORTH IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

Huntington Ingalls Industries, Inc.

3.353% Senior Note Due 2030

CUSIP 446413BA3

ISIN US446413BA37

No. ___	$[_________]

Huntington Ingalls Industries, Inc., a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of _________ ($______) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto]1 on January 15, 2030.

Interest Payment Dates: January 15 and July 15, commencing July 15, 2025.

Regular Record Dates: January 1 and July 1 (whether or not a Business Day).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1]	For Global Securities

IN WITNESS WHEREOF, the Company has caused this Note to be signed by one of its duly authorized officers.

Date: November 18, 2024	Huntington Ingalls Industries, Inc.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 3.353% Senior Notes Due 2030 described in the Indenture referred to in this Note.

Dated: November 18, 2024

U.S. Bank Trust Company, National Association, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

Huntington Ingalls Industries, Inc.

3.353% Senior Note Due 2030

1. Principal and Interest.

The Company promises to pay the principal of this Note on January 15, 2030.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 3.353% per annum.

Interest will be payable semi-annually (to the Holder of record of this Note at the close of business on the January 1 or July 1 (whether or not a Business Day) immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing July 15, 2025.

Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from [the Issue Date].2 Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and interest at the rate per annum otherwise applicable to this Note. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2. Indenture; Note Guarantee.

This is one of the Notes (the “Notes”) issued as a series of notes under the Indenture dated as of November 18, 2024, among the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of November 18, 2024, among the Company, the guarantors party thereto and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and specified sections of the Trust Indenture Act of 1939 referenced in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and, where applicable, the Trust Indenture Act of 1939 for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

[2]	For Additional Notes, should be the date of their original issue, unless otherwise provided with respect to such Notes.

The Notes are general unsecured obligations of the Company. The Indenture limits the initial aggregate principal amount of the Notes to $500,000,000, but Additional Notes of the same tenor may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes shall vote together for all purposes as a single class; provided that if the Additional Notes are not fungible with the Notes for United States federal income tax purposes, the Additional Notes will have a separate CUSIP number. This Note is guaranteed as set forth in the Indenture.

3. Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

The Notes are subject to optional redemption and may be the subject of an Offer to Purchase, all as further described in the Indenture. Other than as described in Section 4.05 of the First Supplemental Indenture, there will be no mandatory redemption for these Notes. There is no sinking fund applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations or a combination thereof sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4. Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5. Defaults and Remedies.

If an Event of Default, as defined in the Indenture, with respect to the Notes occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6. Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with respect to the Notes with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or if such amendment or supplement does not materially and adversely affect the rights of any Holders.

7. Authentication.

This Note is not valid until the Trustee signs the certificate of authentication on the other side of this Note.

8. Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

9. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.05 of the First Supplemental Indenture, check the box below:

☐	Section 4.05

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.05 of the First Supplemental Indenture, state the amount (in original principal amount) below:

$_____________________ ($2,000 or integral multiples of $1,000 in excess thereof, provided that any unpurchased portion of this Note must be in a minimum denomination of $2,000).

Date:____________

Your Signature:__________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:1_____________________________

[1]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:____________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _____________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF NOTES*

The initial outstanding principal amount of this Global Security is $______________. The following exchanges of a part of this Global Security for an interest in another Global Security or for a Certificated Note, or exchanges of a part of another Global Security or Certificated Note for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

[FORM OF FACE OF NOTE]

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, AND TRANSFERS OF PORTIONS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE PROVISIONS SET FORTH IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

Huntington Ingalls Industries, Inc.

5.749% Senior Note Due 2035

CUSIP 446413BB1

ISIN US446413BB10

No. ___	$[_________]

Huntington Ingalls Industries, Inc., a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of _________ ($______) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto]3 on January 15, 2035.

Interest Payment Dates: January 15 and July 15, commencing July 15, 2025.

Regular Record Dates: January 1 and July 1 (whether or not a Business Day).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[3]	For Global Securities

IN WITNESS WHEREOF, the Company has caused this Note to be signed by one of its duly authorized officers.

Date: November 18, 2024	Huntington Ingalls Industries, Inc.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 5.749% Senior Notes Due 2035 described in the Indenture referred to in this Note.

Dated: November 18, 2024

U.S. Bank Trust Company, National Association, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

Huntington Ingalls Industries, Inc.

5.749% Senior Note Due 2035

1. Principal and Interest.

The Company promises to pay the principal of this Note on January 15, 2035.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 5.749% per annum.

Interest will be payable semi-annually (to the Holder of record of this Note at the close of business on the January 1 or July 1 (whether or not a Business Day) immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing July 15, 2025.

Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from [the Issue Date].4 Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and interest at the rate per annum otherwise applicable to this Note. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2. Indenture; Note Guarantee.

This is one of the Notes (the “Notes”) issued as a series of notes under the Indenture dated as of November 18, 2024, among the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of November 18, 2024, among the Company, the guarantors party thereto and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and specified sections of the Trust Indenture Act of 1939 referenced in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and, where applicable, the Trust Indenture Act of 1939 for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

[4]	For Additional Notes, should be the date of their original issue, unless otherwise provided with respect to such Notes.

The Notes are general unsecured obligations of the Company. The Indenture limits the initial aggregate principal amount of the Notes to $500,000,000, but Additional Notes of the same tenor may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes shall vote together for all purposes as a single class; provided that if the Additional Notes are not fungible with the Notes for United States federal income tax purposes, the Additional Notes will have a separate CUSIP number. This Note is guaranteed as set forth in the Indenture.

3. Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

The Notes are subject to optional redemption and may be the subject of an Offer to Purchase, all as further described in the Indenture. Other than as described in Section 4.05 of the First Supplemental Indenture, there will be no mandatory redemption for these Notes. There is no sinking fund applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations or a combination thereof sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4. Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5. Defaults and Remedies.

If an Event of Default, as defined in the Indenture, with respect to the Notes occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6. Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with respect to the Notes with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or if such amendment or supplement does not materially and adversely affect the rights of any Holders.

7. Authentication.

This Note is not valid until the Trustee signs the certificate of authentication on the other side of this Note.

8. Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

9. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.05 of the First Supplemental Indenture, check the box below:

☐	Section 4.05

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.05 of the First Supplemental Indenture, state the amount (in original principal amount) below:

$_____________________ ($2,000 or integral multiples of $1,000 in excess thereof, provided that any unpurchased portion of this Note must be in a minimum denomination of $2,000).

Date:____________

Your Signature:__________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:1_____________________________

[1]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears

on the face of this Note)

Signature Guarantee*: ____________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF NOTES*

The initial outstanding principal amount of this Global Security is $______________. The following exchanges of a part of this Global Security for an interest in another Global Security or for a Certificated Note, or exchanges of a part of another Global Security or Certificated Note for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee

*	This schedule should be included only if the Note is issued in global form.